EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-189937 on Amendment No. 7 to Form S-1 of Blue Earth, Inc. of our reports dated March 3, 2014, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

 /s/ HJ & Associates, LLC

Salt Lake City, Utah

May 2, 2014